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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

CENTENNIAL SPECIALTY FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-31816	55-0825751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10700 E. Geddes Ave. #170 Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

(303) 292-4018
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
Signature	4

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On February 28, 2005, Centennial Specialty Foods Corporation (the "Company") entered into an employment contract with Douglas L. Evans, its Chief Financial Officer. The term of the agreement is three years and provides for a base annual salary of $110,000, subject to subsequent annual adjustment. Mr. Evans is eligible to receive a cash bonus each year based on performance and attainment of earnings objectives set by the Compensation Committee of the Company's board of directors. If the Company terminates Mr. Evans' employment without cause, Mr. Evans will be entitled to severance payments equal to six months' salary and health and life insurance benefits for 12 months from the date of the termination of his employment. Also, if the Company terminates employment, or if Mr. Evans resigns for good reason, within three months prior to, or one year after, a non-negotiated change of control of the Company, Mr. Evans will be entitled to receive severance payments equal to: (i) the actual bonus, pro-rated to the date of termination, he would have received in respect of the fiscal year in which the termination occurs; and (ii) 2.99 times his annual base salary plus health and life insurance benefits for 30 months. Mr. Evans is also subject to a non-compete agreement under which he agreed not to compete with the Company or solicit or hire certain of the Company's employees during the term of his employment agreement and for one year thereafter.

SIGNATURE

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL SPECIALTY FOODS CORPORATION
By:	/s/ JEFFREY R. NIEDER Jeffrey R. Nieder, Chief Executive Officer

Date: March 4, 2005

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TABLE OF CONTENTS
  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURE